Exhibit 10.2

SECOND AMENDMENT TO INVESTMENT AGREEMENT

This second amendment to investment agreement is entered into as of June 10, 2009 (this “Second Amendment”), between Assured Guaranty Ltd., a Bermuda company (the “Company”), and WLR Recovery Fund IV, L.P., a Delaware limited partnership (the “Investor”).

WHEREAS, the Company and the Investor have previously entered into an investment agreement, dated as of February 28, 2008 (the “Investment Agreement”).

WHEREAS, the Company and the Investor have previously entered into an amendment to investment agreement, dated as of November 13, 2008 (the “First Amendment”), amending the Investment Agreement. Capitalized terms used herein without definition shall have the respective meanings given such terms in, or referenced in, the First Amendment.

WHEREAS, the Company has previously entered into that certain purchase agreement (the “Purchase Agreement”), dated as of November 14, 2008, with Dexia Holdings, Inc., a Delaware corporation (“Seller”) and Dexia Credit Local S.A., a French share company licensed as a bank under French law (“Seller’s Parent”).

WHEREAS, the Company, Seller and Seller’s Parent have executed an acknowledgment and amendment, dated as of June 9, 2009 (the “Purchase Agreement Amendment”), to the Purchase Agreement.

WHEREAS, the Company and Investor desire amend the First Amendment as provided in this Second Amendment;

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto hereby agree as follows:

1.                                       Amendment of First Amendment.

(a)                                  From and after the date of this Second Amendment, all references in the First Amendment to the “FSA Purchase Agreement” shall refer to the Purchase Agreement as amended by the Purchase Agreement Amendment.

(b)                                 Section 1(a) of the First Amendment is hereby amended by adding the following as a new final sentence to such section:

Subject to the satisfaction or waiver of the conditions set forth in Section 2.5 of the Investment Agreement, as amended hereby, the closing of the purchase of the FSA Subsequent Shares shall occur on the sixth business day after satisfaction or waiver (by the party entitled to grant such waiver) of the conditions set forth in Section 2.5 of the Investment Agreement, as amended hereby (other than those conditions that by their nature are to be satisfied at such closing, but subject to fulfillment of those conditions), at the offices of Mayer Brown LLP located at 1675 Broadway, New York, New York 10019 or such other location as agreed by the parties.

(c)                                  Section 2(d) of the First Amendment is hereby amended by adding the following as a new paragraph (vii):

Notwithstanding the foregoing, if the applicable Pre-Emptive Sale is a public offering, the Offer shall be delivered on the date of the commencement of the public offering and state (i) the number of shares to be publicly offered (which number of shares may be increased at the sole discretion of the Company) and (ii) that the Company has directed that the managing underwriters of such public offering allocate to the Investor the greater (the “Maximum Number of Pre-Emptive Shares”) of (1) 25% of the shares offered in such public offering and (2) a number of shares derived by dividing $150,000,000 by the public offering price in such public offering, provided that if the managing underwriter determines that such level of allocation would be detrimental to such public offering, such allocation will be reduced to the level recommended by such managing underwriter but in no event to below 25% of the shares offered in such public offering.  If the applicable Pre-Emptive Sale is a public offering, the Offer shall remain open until the pricing of such offering.  The Investor shall accept such Offer by placing an order, upon standard terms, with the managing underwriters of the public offering for a number of Pre-Emptive Shares up to the Maximum Number of Pre-Emptive Shares.  The Company’s obligations under this paragraph (d) shall be satisfied by arranging for the Investor to be allocated a number of shares in the public offering equal to the Maximum Number of Pre-Emptive Shares.

3.                                       Relationship to Amendment.    On and after the date of this Second Amendment, each reference in the Investment Agreement to “this Agreement,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Investment Agreement as amended by the First Amendment and Second Amendment.  Except as specifically amended above, the Investment Agreement, as amended by the First Amendment, shall remain in full force and effect and is hereby ratified and confirmed.  The execution and delivery of this Second Amendment shall not operate as a waiver of any right, power or remedy of any party to the Investment Agreement.

4.                                       Miscellaneous.

(a)                                  Counterparts and Facsimile.    For the convenience of the parties hereto, this Second Amendment may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Second Amendment may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

(b)                                 Governing Law.    This Second Amendment will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

[Signature Page Follows]

IN WITNESS WHEREOF, this Second Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

ASSURED GUARANTY LTD.

By:
Name: James. M. Michener
Title: General Counsel and Secretary

WLR RECOVERY FUND IV, L.P.

By: WLR Recovery Associates IV LLC,
its General Partner

By: WL Ross Group, L.P., its managing member

By: El Vedado, LLC, its General Partner

By:
Name: Wilbur L. Ross, Jr.
Title: Managing Member

Signature page to Second Amendment